Smith & Company

A Professional Corporation of Certified Public Accountants

Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated October 12, 2005, relating to the financial statements of Samoyed Energy Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Smith & Company

Certified Public Accountants

Salt Lake City, Utah

October 28, 2005

4764 South 900 East, Suite 1 • Salt Lake City, Utah 84117-4977

Telephone: (801) 281-4700 • Facsimile: (801) 281-4701

E-mail: smithcocpa@earthlink.net

Members: American Institute of Certified Public Accountants • Utah Association of Certified Public Accountants